As filed with the Securities and Exchange Commission on November 4, 2004.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ernest C. Jett

Vice President, General Counsel and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Bryan Cave LLP One Metropolitan Square, Suite 3600 St. Louis, Missouri 63102-2750 Attention: R. Randall Wang, Esq.	Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Attention: John W. White, Esq.

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-51164

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$30,000,000(1)	$3,801

(1)	Computed pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (No. 333-51164) filed by Leggett & Platt, Incorporated with the Securities and Exchange Commission, including each of the documents incorporated or deemed incorporated therein, and any amendments and exhibits thereto, which Registration Statement was declared effective on December 18, 2000, are incorporated by reference in this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Reference is made to the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 4th day of November, 2004.

LEGGETT & PLATT, INCORPORATED

By:	/S/ MATTHEW C. FLANIGAN
Matthew C. Flanigan Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Felix E. Wright, David S. Haffner, Matthew C. Flanigan and Ernest C. Jett, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution, for him or his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, has been signed below by the following persons in the capacities indicated on the 4th day of November, 2004.

Signature	Title

/S/ FELIX E. WRIGHT Felix E. Wright	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)

/S/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Chief Financial Officer (Principal Financial Officer)

/S/ WILLIAM S. WEIL William S. Weil	Vice President—Accounting (Principal Accounting Officer)

/S/ RAYMOND E. BENTELE Raymond E. Bentele	Director

/S/ RALPH W. CLARK Ralph W. Clark	Director

/S/ HARRY M. CORNELL, JR. Harry M. Cornell, Jr.	Director

/S/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director

/S/ RICHARD T. FISHER Richard T. Fisher	Director

/S/ KARL G. GLASSMAN Karl G. Glassman	Director

/S/ DAVID S. HAFFNER David S. Haffner	Director

/S/ JUDY C. ODOM Judy C. Odom	Director

/S/ MAURICE E. PURNELL, JR. Maurice E. Purnell, Jr.	Director

EXHIBIT INDEX

5.1	Opinion of Ernest C. Jett, Vice President, General Counsel and Secretary of the Company

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernest C. Jett, Vice President, General Counsel and Secretary of the Company (included as part of Exhibit 5.1).

24.1	Power of Attorney signed by directors and officers (included on signature page).

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.